Exhibit 4.145

EXECUTION COPY

AMENDMENT NO. 12

TO SERIES 2000-1 SUPPLEMENT

Dated as of February 1, 2006

This AMENDMENT NO. 12 TO SERIES 2000-1 SUPPLEMENT, dated as of February 1, 2006 (this “Amendment”) is among Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”), Credit Suisse, New York Branch, as the Series 2000-1 Letter of Credit Provider (“Credit Suisse”), The Bank of Nova Scotia, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“Scotia”), ABN AMRO Bank N.V. in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“ABN”), JPMorgan Chase Bank, National Association, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“JPMorgan”) and Dresdner Bank AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“Dresdner”), BNP Paribas, New York Branch, in its capacity as Managing Agent and as a Series 2000-1 Noteholder (“BNP Paribas” Scotia, ABN, JPMorgan, Dresdner and BNP Paribas are collectively referred to herein as the “Series 2000-1 Noteholders”).

RECITALS:

A.       RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to the Base Indenture dated as of December 23, 1997 (the “Base Indenture”).

B.       RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001; by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002; by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002; by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002; by that certain Amendment No. 5 to Series 2000-1 Supplement, dated as of August 15, 2002; by that certain Amendment No. 6 to Series 2000-1 Supplement, dated as of December 12, 2002; by that certain Amendment No. 7 to Series 2000-1 Supplement, dated as of March 18, 2003; by that certain Amendment No. 8 to Series 2000-1 Supplement, dated as of December 10, 2003; by that certain Amendment No. 9 to Series 2000-1 Supplement, dated as of March 24, 2004; by that certain Amendment No. 10 to Series 2000-1 Supplement, dated as of May 5, 2004; and by that certain Amendment No. 11 to Series 2000-1 Supplement, dated as of March 22, 2005 (the “Supplement”).

C.       The parties hereto wish to amend the Supplement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

2.            Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree, effective as of the Amendment Effective Date (as such term is defined in that certain Amendment No. 9 to Note Purchase Agreement, dated as of the date hereof, among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent) as follows:

a.            Section 4A.1 of the Supplement is hereby amended by deleting the amount “$375,000,000” and substituting in replacement thereof the amount “$525,000,000”.

3.            Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.            Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement provided that, as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

5.            Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.            Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.            Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RCFC

RENTAL CAR FINANCE CORP.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

TRUSTEE

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: ___________________________

Name:

Title:

SERVICERS

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC.

By: ___________________________

Pamela S. Peck

Treasurer

Amendment No.12 to Series 2000-1 Supplement

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SERIES 2000-1 LETTER OF CREDIT PROVIDER

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

MANAGING AGENTS AND SERIES 2000-1 NOTEHOLDERS

ABN AMRO BANK N.V.

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

THE BANK OF NOVA SCOTIA

By: ___________________________

Name:

Title:

DRESDNER BANK AG

By: ___________________________

Name:

Title:

Amendment No.12 to Series 2000-1 Supplement

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By: ___________________________

Name:

Title:

JPMORGAN CHASE BANK,

NATIONAL ASSOCIATION

By: ___________________________

Name:

Title:

BNP PARIBAS, NEW YORK BRANCH

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

Amendment No.12 to Series 2000-1 Supplement

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